                                                            EXHIBIT 10.3


                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT is dated as of August 1, 1999 (the "Effective Date"), and is entered into between Maximus Capital Holdings, Ltd., (the "Company"), and Robert Cooney ("Executive").


          WHEREAS, the Company desires to secure the employment of Executive in accordance herewith; and

          WHEREAS, Executive is willing to be employed by the Company on the terms and conditions set forth herein; and

          WHEREAS, the parties now desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of Executive with the Company;

          NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

                                  ARTICLE I.

                    EMPLOYMENT, DUTIES AND RESPONSIBILITIES
                    ---------------------------------------

     1.1  Employment.
          ----------

               (a) The Company shall employ Executive as President and Chief Executive Officer of the Company. Executive agrees to devote his full business time, efforts and energies to the performance of his duties hereunder. Executive agrees to serve on the Board of Directors of the Company (the "Board") as a director and/or on the board of any affiliate as a director and/or serve as an officer of any affiliate at a level commensurate with his position as may be reasonably requested by the Board without additional compensation. Executive further agrees to serve as the principal representative of any Bermuda insurance or reinsurance subsidiary of the Company, for the purposes of the Bermuda Insurance Act 1978 (as amended). Executive's principal office location and the executive offices of the Company shall be in Bermuda. Notwithstanding the foregoing, to the extent the following do not materially interfere with the performance of Executive's duties hereunder, Executive shall be permitted to (i) manage his personal affairs; (ii) be involved with charitable and professional activities and (iii) with the consent of the Board, which consent shall not be unreasonably withheld, conditioned or delayed, serve on the board of directors of non-charitable entities.

               (b) Executive agrees that, so long as he is employed by the Company, he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in, or competitive with, any business engaged in by the Company. Notwithstanding the foregoing, Executive (i) shall be permitted to maintain his equity holdings in his prior employer and (ii) may own, directly or indirectly, up to one percent (1%) of the outstanding capital stock or debt of any business having a class of capital stock that is traded on any national stock exchange or on the over-the-counter market and upon approval of the Board or as otherwise set forth on Exhibit B attached hereto on the Effective Date, may be a passive investor in investment entities so long as his interest therein is less than one percent (1%).

     1.2  Duties and  Responsibilities.  Executive  shall  have such  authority,
          ----------------------------
duties and responsibilities as are customary and consistent with his position and such other duties and responsibilities as are determined from time to time by the Board and commensurate with his position. During the Term, Executive shall report solely and directly to the Board.

                                   ARTICLE II.

                                      TERM
                                      ----

     2.1  Term. The term of employment under this Agreement (the "Initial Term")
          ----
shall commence on August 1, 1999 (the "Commencement Date") and subject to earlier termination under Section 5, continue for a period of five (5) years; provided, that, commencing on the fifth anniversary of the Commencement Date,
--------   ----
the Initial Term shall automatically renew for successive one year periods (the "Additional Term"), subject to earlier termination under Section 5, unless either party provides written notice of non-renewal to the other at least ninety
(90) days prior to the end of the Initial Term or the then Additional Term. The Initial Term and any Additional Term shall be referred to under this Agreement as the "Term". Upon termination of the Term or as soon thereafter as possible, howsoever terminated, Executive shall deliver to the Company and each affiliate of Company, if applicable, letters of resignation from directorships, officerships and any appointment as principal representative (referred to in Section 1.1 above). This obligation shall survive termination of the Executive's employment.


                                  ARTICLE III.

                                  COMPENSATION
                                  ------------

     3.1  Salary,  Bonuses and Benefits.  As compensation and  consideration for
          -----------------------------
the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article V hereof):

               (a) The Company shall pay Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company as it may exist from time to time and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of $550,000 (U.S.) per annum. The Company agrees to review such compensation not less frequently than annually during the Term commencing in January 2000. Once increased, the base salary shall not be reduced. The base salary as increased from time to time shall be referred to herein as "Base Salary". In addition to the foregoing, the Company shall make a one-time payment of $ 46,000 (U.S.) to Executive as soon as administratively feasible following the Effective Date.

               (b) Executive shall participate during the Term in such pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans and programs and fringes and perquisites, for the benefit of the employees of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other senior executives or officers of the Company and subject to the terms and provisions of such plans or programs. Notwithstanding the foregoing, prior to the Company being financed by the contemplated private placement (the "Private Placement"), Executive shall be entitled to such health, disability and life insurance benefits comparable to those he received from his prior employer. In addition Executive shall receive such automobile allowance as he was provided by his prior employer, the payment of country club dues not to exceed $10,000 (U.S.) annually, and the payment of a housing allowance not to exceed $10,000 (U.S.) per month, or, if more favorable to Executive in the aggregate, as otherwise provided by the Company for senior executive officers of the Company. Notwithstanding the foregoing, Executive's housing allowance shall be no less than any other executive officer of the Company.

               (c) For each calendar year that begins during the Term (the "Bonus Year"), the Company shall pay a bonus to Executive based on pre-established performance goals established by the Board with a target bonus of 100% of Base Salary and a range from 0% to 250% of Base Salary (the "Bonus"); provided, that, for the 1999 calendar year, such Bonus shall be pro-rated for
--------   ----
the portion of the year worked by Executive from and after the Commencement Date. Notwithstanding the foregoing, the minimum Bonus for the 1999 calendar year shall be $350,000 (U.S.).

               (d) Executive shall be entitled to four weeks of paid vacation in accordance with the Company policy as it may exist from time to time (but not necessarily consecutive vacation weeks) during each year of the Term.

               (e) Executive shall be paid a deferred hiring bonus payment of $750,000 (U.S.) (the "Deferred Compensation") within ninety (90) days of the earlier of (i) Executive's termination of employment for any reason or (ii) the fifth anniversary of the Closing (as defined below). The Deferred Compensation payment shall be credited with interest at an annual cumulative rate equal to 5.96% from the Effective Date.

               (f) (i) Upon the closing of the Private Placement (the "Closing"), the Company shall issue to Executive warrants to purchase shares of the Company's class A common stock (the "Common Stock"), consistent with the terms set forth in this paragraph (f). The amount of such warrants shall represent 2% of the outstanding Common Stock, exclusive of all warrants, of the Company upon completion of the Private Placement, such percentage to be calculated in the same manner as for Moore Holdings II, L.L.C. and Capital Z Investments, L.P. (the "Investors") in such Private Placement; provided, that,
                                                               --------  ----
if the total promotional warrant pool available to the Investors and the management is less than 19% of the outstanding Common Stock, exclusive of warrants, Executive's warrants shall be reduced on a pro rata basis in the same proportion as the Investors. The term of the warrants shall be the same as that of the Investors. The warrant shall vest 20% on the date of grant and an additional 20% on each of the first, second, third and fourth anniversaries of the date of grant; provided, that, Executive is then employed. The exercise
                   --------   ----
price per share shall be equal to the per share price paid by the Original Investors (as defined below) in the Private Placement.

               (ii) In the event Executive's employment is terminated by the Company with Cause or by Executive without Good Reason (both as defined below), all unvested warrants shall immediately terminate and any vested warrants shall remain exercisable for sixty (60) days following such termination; provided,
                                                                       --------
that,  Executive  shall have at least thirty (30)  business  days  following any
----
underwriter's lock-up period imposed prior to or during such sixty (60) day period to exercise his vested warrants, but in no event beyond the term.

               (iii)In the event of Executive's death, or if Executive's employment under this Agreement is terminated by the Company for Disability (as defined below), or without Cause or by Executive for Good Reason, all of the warrants that would have vested within twelve (12) months of such termination shall immediately become vested, and all other unvested warrants shall immediately terminate.

               If a termination of employment under this subparagraph (iii) occurs prior to an Initial Public Offering (as defined below), vested warrants shall remain exercisable for two (2) years following such termination; provided, that, if an Initial Public Offering should occur following such termination, then such warrants shall remain exercisable for the lessor of six (6) months (one (1) year in the event of death or Disability) following such Initial Public Offering or the remaining exercise period, but in no event beyond the term of the warrants.

               If a termination of employment under this subparagraph (iii) occurs after an Initial Public Offering, all vested warrants shall remain exercisable for six (6) months (one (1) year in the event of death or Disability) following such termination, but in no event beyond the term of the warrant. In the event of any termination of employment under this subparagraph
(iii), Executive shall have at least thirty (30) business days following any underwriter's lock-up period imposed prior to or during any warrant exercise period to exercise his vested warrants.

               (iv) In the event of a Change in Control (as defined below), all unvested warrants shall become immediately vested.

               For purposes of this Agreement, prior to an Initial Public Offering, a Change in Control shall mean (i) a sale, assignment, transfer or other disposition of securities in one or more related transactions where the Investors and other shareholders of the Company as of the Closing (together with the Investors, the "Original Investors") cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities; (ii) a merger, consolidation, reorganization or similar corporate event in which the Original Investors cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities or 51% or more of the total combined voting power of the resultant corporation or entity if the Company does not survive such transaction; (iii) the sale, transfer, assignment or other disposition of all or substantially all of the Company's property, assets or business to one or more unrelated parties. Notwithstanding the foregoing, no Change in Control shall be deemed to occur as a result of an Initial Public Offering of the Company or any necessary actions taken, as determined by the Board, in order to effectuate such Initial Public Offering.

               Following an Initial Public Offering, the term Change in Control shall mean (i) a sale, assignment, transfer or other disposition of securities in one or more related transactions where the shareholders immediately prior to such transaction cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities; (ii) a merger, consolidation, reorganization or similar corporate event in which the shareholders immediately prior to such transaction cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities or 51% or more of the total combined voting power of the resultant corporation or entity if the Company does not survive such transaction; or (iii) the sale, transfer, assignment or other disposition of all or substantially all of the Company's property, assets or business to one or more unrelated parties.

               The term Initial Public Offering shall mean an initial public offering of the Company's Common Stock pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

               (v) Upon an Initial Public Offering, Executive shall receive an additional warrant of 2% of the shares of Common Stock to be sold in the Initial Public Offering, exclusive of all warrants, of the Company upon completion of the Initial Public Offering, such percentage to be calculated in the same manner as for the Investors in such Initial Public Offering; provided, that, if the
                                                      --------   ----
total promotional warrant pool available to the Investors and the management is less than 19% of the Common Stock to be sold in the Initial Public Offering, exclusive of warrants, Executive's warrants shall be reduced on a pro rata basis in the same proportion as the Investors. The exercise price of such warrants shall be the same as the exercise price for the Investors. The warrants shall have terms and conditions consistent with those set forth above in subparagraphs
(i) through (iv), above.

               (g) (i) Except as otherwise provided in clause (ii) of this paragraph (g) below, the Company shall pay Executive a signing bonus of $1,800,000 (U.S.) (the "Signing Bonus"), provided, however, in the event
                                              --------   -------
Executive's prior employer vests (wholly or partially) his existing unvested stock options or restricted stock or permits such options or restricted stock to vest in accordance with their terms, such Signing Bonus shall be reduced (or repaid, as the case may be), but not below zero, on a dollar for dollar basis, by an amount equal to (A) in the case of options, the product of (1) and (2), where (1) is the number of option shares accelerated (or permitted to continue to vest) and (2) is the difference between the fair market value of the stock when such option shares can be sold and $38 (U.S.) and (B) in the case of restricted stock, the product of the number of shares of restricted stock accelerated or permitted to vest and the fair market value of the shares when it may be sold.

               (ii) Notwithstanding clause (i) of this paragraph (g) above, as soon as administratively feasible following the Effective Date, the Company shall advance Executive $550,000 (U.S.) of the Signing Bonus and withhold the remaining $1,250,000 (U.S.) (the "Holdback Amount"). If Executive's actual withholding or repayment obligation is less than the Holdback Amount as determined in accordance with clause (i) of this paragraph (g), Executive shall promptly be paid the difference between such Holdback Amount and his actual liability, plus interest on such difference calculated at the AFR (as defined below), upon certification from Executive that he is entitled to such amounts. If such Holdback Amount is less than Executive's actual withholding or repayment obligation, as determined in accordance with clause (i) of this paragraph (g), he shall promptly repay the Company the difference between his actual liability and the Holdback Amount as contemplated in clause (i) above. Executive's obligation to repay the Company under this paragraph (g), if any, shall be made upon the earlier to occur of the Closing or March 31, 2000.

               (h) Within three years after the Commencement Date and provided Executive is then employed, at such time or times as elected by Executive, the Company shall make available to Executive, a loan or loans in an aggregate amount not to exceed $5,000,000 (U.S.), a minimum of $2,000,000 (U.S.) of such loan to be used to purchase shares of Company Common Stock ("Purchased Shares") in the Private Placement at the Closing, with a price per share paid by the Investors in the Private Placement at the Closing, such loan to be governed by the terms and conditions as outlined in additional documentation and not inconsistent with the terms hereof; provided that, in the case of multiple
                                    --------  ----
loans, the loan amount shall be at least equal to $100,000 (U.S.) (the "Loan"). With respect to the proceeds of the Loan not used to buy Purchased Shares, Executive shall use such proceeds solely to pay any tax liability that he may have associated with the vesting of restricted stock and exercise of stock options granted by his prior employer, the repayment of existing loans from his prior employer, to purchase additional shares in the Company under such terms as are agreed to by Executive and the Company, or such other purpose(s) as the Company may agree to in its sole discretion.

               Each Loan shall be five years with no amortization. The interest rate on each Loan shall be the applicable federal rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code")) (the "AFR") in effect on the date of each Loan, accrued and payable annually. The Loan shall be 100% fully recourse against Executive and shall be fully secured by the Purchased Shares, if any. Following an Initial Public Offering and except as provided below, upon Executive's termination of employment for any reason, the Loan shall become due and payable within six (6) months (one (1) year in the event of death or Disability) following such termination. If terminated prior to an Initial Public Offering and except as provided below, the Loan shall be repaid as provided above except that any portion of the Loan that relates to the Purchased Shares shall be repaid upon the earlier of (i) disposition of the Purchased Shares or (ii) two (2) years from the date of termination. Notwithstanding the foregoing, in the event Executive's employment is terminated by the Company with Cause or Executive terminates his employment without Good Reason, the Loan must be repaid within sixty (60) days following any such termination. If Executive disposes of any of the Purchased Shares (if permitted), upon repayment of the Loan relating to such shares, the Company shall release such shares from its security interest.

               (i) If at the Closing, Executive shall be eligible under the eligibility criteria applicable to all investors in Moore Global Investment, LP ("MGI"), to invest in MGI, the Company shall, on that date or as soon as administratively feasible following such date, loan Executive $750,000 (U.S.) to purchase an interest in MGI (the "Initial Purchase Loan"). The Initial Purchase Loan will have a term of five years, and will be fully recourse and fully secured against the MGI interest. Interest on the Initial Purchase Loan will be calculated at the AFR, accrued and payable annually. The Initial Purchase Loan shall be repaid within sixty (60) days following the earlier of Executive's termination of employment for any reason or five (5) years from the Closing date. Notwithstanding Section 6.1 hereof, in the event that Executive shall fails to timely repay the Initial Purchase Loan, the Company shall have the right to off-set the unpaid balance (including interest) of the Initial Purchase Loan from any other amounts it owes Executive and such off-set shall not be deemed to be a breach of the Company's obligations to Executive under this Agreement.

     3.2  Expenses.   The  Company  will  reimburse   Executive  for  reasonable
          --------
business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term in accordance with the Company's policies relating to business-related expenses as in effect from time to time during the Term.

     3.3  Put; Registration Rights and Transfer Restrictions. (a) If prior to an
          --------------------------------------------------
Initial Public Offering, Executive may require the Company to purchase any or all shares of Common Stock owned by Executive for at least six (6) months (by purchase or pursuant to the exercise of warrants) for book value (as calculated under generally accepted accounting principles by the Company's auditors) within two (2) years of termination of employment for any reason (other than a termination by the Company for Cause or by Executive without Good Reason) (the "Put"). Such Put shall automatically expire upon an Initial Public Offering whether or not Executive is then employed. Payment of the purchase price in connection with any such Put shall be in the form of cash and shall be made within forty-five (45) days following Executive's exercise of such Put.

               (b) Executive shall have the same registration and transfer rights and restrictions as the Investors, including, but not limited to, drag-along and tag-along rights; provided, that, registration rights will be
                                 --------   ----
subject to any underwriter's cut-back.

                                  ARTICLE IV.

                               EXCLUSIVITY, ETC.
                               ----------------

     4.1  Restrictive Covenants.
          ---------------------


               (a)  Return of Property and  Nondisclosure.  Upon  termination or
                    -------------------------------------
expiration of his employment, Executive will promptly deliver to the Company all data, lists, information, memoranda, documents and all other property belonging to the Company or containing "Confidential Information" (as defined below), including, among other things, that which relates to services performed by Executive for the Company or any affiliate, or was created or obtained by Executive while performing services for the Company or any affiliate or by virtue of Executive's relationship with the Company or any affiliate, except that Executive shall have no obligation to deliver to the Company his rolodex, calendars and any documents containing Executive's personal contacts or information. Except (i) as required in order to perform his obligations under this Agreement, (ii) as may otherwise be required by law or any legal process, or (iii) as is necessary in connection with any adversarial proceeding against the Company (in which case Executive shall use his reasonable best efforts in cooperating with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), Executive shall not, without the express prior written consent of the Company, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly, in any way, for any person or entity any of the Company's or any affiliate's Confidential Information at any time (during or after Executive's employment). For purposes of this Agreement, "Confidential Information" of the Company shall mean any valuable, competitively sensitive data and information related to the Company's or any affiliate's business including, without limitation Trade Secrets (as defined below) that are not generally known by or readily available to the Company's or any affiliate's competitors or any affiliate's other than as a result of an improper disclosure directly or indirectly by Executive. "Trade Secrets" shall mean information or data of the Company or any affiliate's including, but not limited to, technical or non-technical data, financial information, programs, devices, methods, techniques, drawings, processes, financial plans, product plans, or lists of actual or potential customers or suppliers, that: (A) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and
(B) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

               (b)  Post-Employment Property.  Executive agrees that any and all
                    ------------------------
intellectual property that Executive invents, discovers, originates, makes, conceives, creates or authors either solely or jointly with others and that is the result of or is substantially derived from Confidential Information shall be the sole and exclusive property of the Company unless in the public domain. Executive shall promptly and fully disclose all such property to the Company, shall provide the Company with any information that it may reasonably request about such property and shall execute such agreements, assignments or other instruments as may be reasonably requested by the Company to reflect such ownership by the Company.

               (c)  Protection of the Business; Nonsolicitation. During the Term
                    --------------------------------------------
and until the second anniversary of Executive's Date of Termination (as defined below) for any reason, Executive will not anywhere within the geographical areas in which the Company or any subsidiary (the "Designated Entities") are conducting their business operations or providing services as of the Date of Termination, pursue any Company or subsidiary project known to Executive and which the Designated Entities are actively pursuing, developing or attempting to develop as of the Date of Termination (or within six (6) months prior to the Date of Termination) while the Company is (or is contemplating actively) pursuing such project directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization. During the Term and until the second anniversary of Executive's Date of Termination, Executive shall not solicit any officer, employee (other than secretarial staff) or consultant of any of the Designated Entities to leave the employ of any of the Designated Entities.

               (d)  Non-Disparage.  The parties  acknowledge and agree that they
                    -------------
will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the other party, and in the case of the Company, its officers, directors, partners, employees, affiliates, or agents thereof in either a professional or personal manner, except that the foregoing shall not limit normal competitive activities.

               (e)  Blue Pencil. If, at any time, the provisions of this Section
                    -----------
4.1 shall be determined to be invalid or unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 4.1 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Executive and the Company agree that this
Section 4.1 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     4.2  Remedies.  Executive acknowledges that the Company's remedy at law for
          --------
a breach by him of the provisions of this Article IV will be inadequate. Accordingly, in the event of a breach or threatened breach by Executive of any provision of this Article IV, the Company shall be entitled to seek injunctive relief in Bermuda or elsewhere in addition to any other remedy it may have. If any of the provisions of, or covenants contained in, this Article IV are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this Article IV are held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision or covenant and, in its reduced form, such provision or covenant shall be enforceable; provided, however, that the determination of such court shall not
             --------   -------
affect the enforceability of this Article IV in any other jurisdiction.

                                  ARTICLE V.

                                  TERMINATION
                                  -----------

     5.1  Termination  by the  Company  with Cause.  The Company  shall have the
          ----------------------------------------
right to terminate Executive's employment at any time with "Cause" by providing a Notice of Termination to Executive not more than thirty (30) days after the Board's actual knowledge of the Cause event, and such termination shall not be deemed to be a breach of this Agreement. For purposes of this Agreement, "Cause" shall mean (i) habitual drug or alcohol use which impairs the ability of Executive to perform his duties hereunder; (ii) Executive's conviction during the Term by a court of competent jurisdiction, or a pleading of "no contest" or guilty to a felony or the equivalent if outside the United States; (iii) Executive's engaging in fraud, embezzlement or any other illegal conduct with respect to the Company which acts are materially harmful to, either financially, or to the business reputation of, the Company; (iv) Executive's willful violation of Article IV hereof; (v) Executive's willful failure or refusal to perform his duties hereunder (other than such failure caused by Executive's Disability or while on vacation), after a written demand for performance is delivered to Executive by the Board that specifically identifies the manner in which the Board believes that Executive has failed or refused to perform his duties, or (vi) Executive otherwise breaches any material provision this Agreement which is not cured, if curable, within 30 days after written notice thereof. Executive will be given the opportunity within five (5) calendar days of receipt of such notice to meet with the Board to defend such act or acts or failure to act. No act or failure to act by Executive shall be deemed "willful" unless done, or omitted to be done, (i) by Executive not in good faith and (ii) without a reasonable belief that his action or omission was in the best interest of the Company. However, acts or failures to act will be deemed to be "willful" if Executive is specifically directed to take (or not take) such action by the Board, unless Executive in good faith believes such directives are illegal and Executive promptly notifies the Board thereof.

     5.2. Death.  In the event  Executive  dies during the Term,  his employment
          -----
shall automatically terminate effective on the date of his death and such termination shall not be deemed to be a breach of this Agreement.

     5.3. Disability.   In the event  that  Executive  shall  suffer a mental or
          ----------
physical disability which shall have prevented him from performing his material duties hereunder for a period of at least one-hundred eighty (180) consecutive days or one-hundred eighty (180) non-consecutive days within any 365 day period, the Company shall have the right to terminate Executive's employment for "Disability," such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 6.3 hereof and such termination shall not be deemed to be a breach of this Agreement. In such event, Executive's employment hereunder shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided, that,
                                                                 --------  ----
the Executive shall not have returned to full-time performance of his duties hereunder within thirty (30) days following receipt of such notice.

     5.4. Good Reason.  Executive may terminate his employment  with the Company
          -----------
for "Good Reason" within thirty (30) days after Executive has knowledge of the occurrence, without Executive's written consent, of one of the following events that has not been cured, if curable, within thirty (30) days after a Notice of Termination has been given by Executive to the Company and such termination shall not be deemed to be a breach of this Agreement. For purposes of this Agreement, "Good Reason" shall mean: (i) any material and adverse change to Executive's duties or authority which are inconsistent with his title and position set forth herein, (ii) a diminution of Executive's title or position;
(iii) the relocation of Executive's office outside of Bermuda; (iv) a reduction of Executive's Base Salary; (v) a material reduction of Executive's benefits provided under Section 3.1 other than a reduction permitted under terms and conditions of the applicable Company policy or benefit plan; or (vi) a failure by the Company to comply with any other material provisions of this Agreement.

     5.5. Without Good Reason.  Executive may terminate his employment  with the
          -------------------
Company without Good Reason by giving written notice to the Company as provided in Section 6.3. Such notice must be provided to the Company at least thirty (30) days prior to such termination. Such termination shall not be deemed to be a breach of this Agreement.

     5.6. Without  Cause.   The  Company  shall  have  the  right  to  terminate
          --------------
Executive's employment hereunder without Cause by providing Executive with a notice of termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

     5.7. Expiration of the Term.  Executive's  employment  shall terminate upon
          ----------------------
the expiration of the Term, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement. Notwithstanding the foregoing, in the event such termination is a result of the Company providing a notice of non-renewal of the Term under Section 2.1 of this Agreement, Executive shall be entitled to the benefits set forth in Section 5.10 (c).

     5.8. Notice of Termination.  Any  termination of Executive's  employment by
          ---------------------
the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section
6.3 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

     5.9. Date of  Termination.  "Date of  Termination  means (i) if Executive's
          --------------------
employment is terminated by the Company for Cause or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein (but not more than thirty (30) days), as the case may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with Section 5.1 or 5.4 of this Agreement, respectively),
(ii) if Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date set forth in the Notice of Termination (iii) if Executive's employment is terminated by Executive without Good Reason, the Date of Termination shall be the date set forth in the Notice of Termination, but no sooner than thirty (30) days after such Notice of Termination is received by the Company and (iv) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of Executive's death or the Disability Effective Date, as the case may be.

     5.10. Compensation  upon  Termination. In the event of the  termination  of
           -------------------------------
Executive's employment during or of the end of the Term, the Company shall provide Executive with the payments and benefits set forth below. Executive acknowledges and agrees that the payments set forth in this Section 5.10 and
Section 5.11 constitute liquidated damages for any claim of breach of contract under this Agreement as it relates to termination of his employment during the Term. Notwithstanding the foregoing, if Executive is entitled to the payments set forth in Section 5.10(b), Section 5.10(c), Section 5.10(d) or Section 5.11 of this Agreement, Executive shall execute and agree to be bound by an agreement relating to the waiver and general release of any and all claims (other than claims for the compensation and benefits payable under Section 5.10(b), Section 5.10(c), Section 5.10(d), or Section 5.11, as the case may be) arising out of or relating to Executive's employment and termination of employment (the "Release"). Such Release shall be made substantially in the form attached hereto as Exhibit A, subject to such changes as may be required to preserve the intent thereof for changes in applicable law.

               (a) In the event of termination of Executive's employment by the Company for Cause or by Executive without Good Reason, or by reason of expiration of the Term in accordance with Executive's notice of non-renewal of the term to the Company under Section 2.1 of this Agreement, the Company shall pay Executive his accrued, but unpaid Base Salary and unpaid business expenses through Date of Termination and to the extent not already paid, the Deferred Compensation. To the extent required by law or as otherwise provided by Company policy, Executive shall also be paid his accrued, but unpaid vacation pay through the Date of Termination.

               (b) In the event of Executive's death or the termination of his employment due to Disability, the Company shall pay to Executive (or his beneficiary(ies) or estate, as the case may be) an amount equal to the sum of
(i) his accrued, but unpaid Base Salary through the date of termination of employment, (ii) earned, but unpaid Bonus for the year prior to the year of termination, (iii) a pro-rata portion of his Bonus for the year of death or termination for Disability, as determined in the good faith opinion on the Board based on the relative achievement of performance targets through the Date of Termination, (iv) accrued vacation pay through the Date of Termination and (v), to the extent not already paid, the Deferred Compensation (the sum of the amounts in clauses (i) through (v) hereof referred to as "Accrued Amounts"), as soon as practicable following the Date of Termination, except as provided in
Section 3.1(e) hereof. Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

               (c) In the event Executive's employment is terminated pursuant to
Section 5.4 or Section 5.6 or if the Company delivers notice of non-renewal of the Term under Section 2.1 effective at the end of a Term, the Company shall pay Executive, the Accrued Amounts and a cash payment equal to $1,500,000 (U.S.) (the "Severance Amount"); provided, however, that if the Date of Termination is
                           --------  -------
on or after the tenth anniversary of the Commencement Date, the Severance Amount shall be equal to $550,000 (U.S.); provided, further, however, that if the Date
                                   --------   -------  -------
of Termination is between the fifth and tenth anniversary of the Commencement Date, the Severance Amount shall be equal to a pro-rata amount, calculated on a daily basis, between $550,000 (U.S.) and $1,500,000 (U.S.), with $1,500,000
(U.S.) corresponding to a termination on the fifth anniversary and $550,000 (U.S.) corresponding to a termination on the tenth anniversary. Notwithstanding the foregoing, if such termination should occur following Change in Control, in lieu of the Severance Amount, Executive shall receive a lump sum payment equal to two times his then current Base Salary and last paid Bonus, if any.

               (d)  Additional Payments.
                    ---------- --------

               (i) Anything in this Agreement to the contrary notwithstanding, in the event that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company or any entity which effectuates a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in either case, within the meaning of Section 280G(b)(2)(A)(i) of the Code and the regulations promulgated thereunder (a "Change in Ownership"), to or for the benefit of Executive (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then, the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to (A) pay federal income taxes at the highest marginal rates of federal income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, (B) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (C) have otherwise allowable deductions for federal income tax purposes at least equal to those which could be disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income. Notwithstanding the foregoing provisions of this Section 5.10(d)(i), if it shall be determined that Executive is entitled to a Gross-Up Payment, but that the Payments would not be subject to the Excise Tax if the Payments were reduced by an amount that is less than $50,000 (U.S.), then the amounts payable to Executive under this Agreement shall be reduced (but not below zero) to the maximum amount that could be paid to Executive without giving rise to the Excise Tax (the "Safe Harbor Cap"), and no Gross-Up Payment shall be made to Executive. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payments under Section 5.10(c), unless an alternative method of reduction is elected by Executive. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Agreement shall be reduced pursuant to this provision.

               (ii) Subject to the provisions of Section 5.10(d)(i), all determinations required to be made under this Section 5.10(d), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Ownership (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Ownership, Executive may appoint another U.S. nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-Up Payment under this Section 5.10(d) with respect to any Payments made to Executive shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive's applicable federal income tax return should not result in the imposition of a negligence or similar penalty. In the event the Accounting Firm determines that the Payments shall be reduced to the Safe Harbor Cap, it shall furnish Executive with a written opinion to such effect. The Determination by the Accounting Firm shall be binding upon the Company and Executive.

               (iii)As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-Up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-Up Payment exceeds the amount necessary to reimburse Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contest or disputes with the Internal Revenue Service in connection with the Excise Tax.

               (e) Except as provided in this Agreement, Executive's rights upon termination of employment with respect to incentive awards shall be governed by the terms and conditions of the plan and any agreements or as established by the Company with respect to such awards.

               (f) Except as provided in this Section 5.10 or Section 5.11, Executive shall not be entitled to compensation as a result of any termination of his employment with the Company.

     5.11 Non-Capitalization  Severance.  Notwithstanding any other provision of
          -----------------------------
this Agreement to the contrary, including, but not limited to Section 5.10(c),
(a) in the event the Company fails to have an equity capitalization of at least $450 million (U.S.) by December 31, 1999 or the Board determines in its good faith to extend such date, by such extended date (not to be past March 31, 2000) (the "Capitalization Date") and upon the election of the Executive within thirty
(30) days following such Capitalization Date or (b) upon the Board's election if the Private Placement does not occur, the Company shall pay Executive $1,100,000 (U.S.) in a lump sum (the "Non-Capitalization Severance"); provided, that,
                                                           --------   ----
Executive agrees to provide the Company, Moore Holdings II, L.L.C. and Capital Z Investments, L.P. with consulting services of a reasonable nature, which they may reasonably require and which will not interfere with Executive's ability to find subsequent employment as an employee or consultant. Notwithstanding the preceding, if within twenty-four (24) months following Executive's or the Company's election under this Section 5.11, Executive is re-employed (whether as an employee or independent contractor) in a position providing salary and benefits that are comparable to the salary and benefits to which the Executive is entitled under Section 3 of this Agreement, the consulting services shall cease and Executive shall repay an amount of the Non-Capitalization Severance, between $0 (U.S.) and $1,100,000 (U.S.), pro-rated for each day in the twenty-four (24) month period, with $1,100,000 corresponding to immediate re-employment upon termination and $0 (U.S.) corresponding to re-employment on or after twenty-four (24) months following termination. Upon such election, the Agreement shall be terminated, other than as provided in Section 6.9 or Section 6.12, and the Company shall have no further obligations thereunder except as otherwise provided in this Section 5.11.

                                   ARTICLE VI.

                                  MISCELLANEOUS
                                  -------------

     6.1  Mitigation;   Offset.   Except  as  specifically  provided  hereunder,
          --------------------
Executive shall not be required to mitigate damages resulting from his termination of employment and the amounts payable to Executive pursuant to this Agreement shall not be offset or reduced by any other compensation earned by Executive, except to the extent provided by the Signing Bonus.

     6.2  Benefit of Agreement; Assignment; Beneficiary.
          ---------------------------------------------

               (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors, including, without limitation, any assignment to a corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive's estate.

               (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     6.3  Notices.  Any  notice  required  or  permitted  hereunder  shall be in
          -------
writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to its principal executive offices, Attention: Corporate Secretary, or to such other
                                          -------------------
address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to the Company's address or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given, if in person, or two (2) days following depositing such notice in the mail or its equivalent.

     6.4  Entire  Agreement;  Amendment.  This  Agreement  contains  the  entire
          -----------------------------
agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

     6.5  Waiver.  The waiver by either  party of a breach of any  provision  of
          ------
this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

     6.6  Headings.  The Article and Section headings herein are for convenience
          --------
of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.7  Governing Law. This Agreement  shall be governed by, and construed and
          -------------
interpreted in accordance with, the laws of the State of New York without reference to the principles of conflict of laws.

     6.8. Agreement to Take Actions. Each party hereto shall execute and deliver
          -------------------------
such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

     6.9. Survivorship.  The  respective  rights and  obligations of the parties
          ------------
hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations, including, but not limited to, Article IV.

     6.10.Validity.  The  invalidity  or  unenforceability  of any  provision or
          --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement which shall remain in full force and effect.

     6.11.Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     6.12.Indemnification.   The  Company  will  indemnify  and  hold  Executive
          ---------------
harmless both during and after the Term to the fullest extent permitted by law with regard to actions or inactions in relation to the Executive's duties as a director and officer of the Company and will, during and after the Term, maintain adequate directors and officers insurance for Executive to cover any such liability (but in no event less than that maintained for any other director or officer of the Company).

     6.13.Legal Fees;  Arbitration.  The Company shall reimburse Executive up to
          ------------------------
$15,000 (U.S.) for legal fees and expenses reasonably incurred as a result of the negotiation of this Agreement and related documents. Except as otherwise provided in Article IV of this Agreement, if any contest or dispute arises between the parties with respect to this Agreement, such contest or dispute shall be submitted to binding arbitration for resolution in Bermuda in accordance with the rules and procedures of the American Arbitration Association then in effect; provided, that, any dispute relating to the guarantee provided herein under Section 6.14 shall be settled by binding arbitration for resolution in New York City. The decision of the arbitrator shall be final and binding on both parties, and any court of competent jurisdiction may enter judgment upon the award. Each party shall pay its own legal fees and expenses incurred in connection therewith. Notwithstanding the foregoing, following a Change in Control, the Company shall reimburse Executive for his reasonable legal fees and expenses incurred in any such dispute if the arbitrator so decides and Executive is successful on any material claims raised in such dispute.

     6.14.Guarantee.  Moore  Holdings II, L.L.C.  and Capital Z Investors,  L.P.
          ---------
(the "Guarantors") hereby jointly and severely irrevocably guarantee to Executive the prompt performance and payment of the obligations of the Company to Executive under Sections 3.1(g) and 5.11 of this Agreement. This is a guarantee of performance and payment and not of collection only, and recourse may be had in the first instance against the Guarantors without first proceeding against the Company. The obligations of the Guarantors under this guarantee shall not be affected or impaired by reason of the happening from time to time of any of the following with respect to the Agreement, although without notice to or the consent of the Guarantor: (i) the waiver by the Executive or the Company of the performance or observance of any provision of the Agreement (other than this Section 6.14); (ii) the modification or amendment (whether material or otherwise) of any of the obligations of the Company or the Executive under the Agreement (other than this Section 6.14); (iii) any failure, omission or delay on the part of the Executive to enforce, assert or exercise any right conferred on the Executive in the Agreement or otherwise; or (iv) any bankruptcy, insolvency or reorganization of, any arrangement or assignment for benefit of creditors by, or any trusteeship with respect to the Company or any of its assets. The Guarantors shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, assets or stock of Guarantors to expressly assume the guarantee and to fulfill the obligations hereunder as if no succession had taken place.

     6.15.Withholding.  All payments  hereunder shall be subject to any required
          -----------
withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

     6.16 Representation.  Executive represents and warrants to the Company that
          --------------
(i) to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound other than potential confidentiality issues under Bermuda law and (ii) he has Bermuda status under the meaning of Bermuda law. During Executive's employment with the Company, he will not disclose, nor will the Company ask him to disclose any confidential information relating to his prior employer. In addition, except as provided in the preceding sentence, Executive shall fully disclose and make available to the Company, the terms of any agreements or arrangements, between Executive and his prior employer entered into prior to or during the Term, and any correspondence and any other information that may be requested by the Company that relates to Executive's employment prior to the Effective Date with his prior employer or termination thereof. In addition, Executive shall fully disclose the terms of any severance arrangements entered into with his prior employer (whether or not in writing), subject to any confidentiality provisions contained therein; provided, that, Executive shall
                                              --------   ----
negotiate in good faith with his prior employer to make the relevant terms of such severance disclosable to the Company. In the event that such terms are confidential and non-disclosable, Executive shall certify that he has repaid the Company the amounts contemplated under Section 3.1(g) hereof.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

                                    MAXIMUS CAPITAL HOLDINGS, LTD.

                                    By: /s/ Zack Bacon
                                        ----------------------------------------
                                        Name:
                                        Title:



                                        /s/ Robert J. Cooney
                                        ----------------------------------------
                                        Executive

Only with respect to the guarantee set forth in Section 6.14 hereof:

                                    MOORE HOLDINGS II, L.L.C.


                                    By: /s/ Zack Bacon
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    CAPITAL Z INVESTMENTS, L.P.


                                    By: Laurence Cheng
                                        ----------------------------------------
                                        Name:
                                        Title:

                                  Addendum 1
                            To Employment Agreement
                             Dated August 1, 1999



Whereas, Executive along with Moore Holdings, LLC and Capital Z Partners, LLC desires to have Western General Insurance Ltd. purchase 4,000,000 million common shares of the Company; and

Whereas, Western General Insurance Ltd. is going to be granted warrants in the Company;

Now, therefore it is hereby agreed as follows:

Executive agrees to reduce the 2.0% amount of warrant factor to 1.8% in clauses 1.1(f)(i) and 1.1(f)(v) of the Agreement for the first $600 million of capital raised in private placements under 1.1(f)(i) and/or the Company's IPO under 1.1(f)(v) and such reduction shall not be deemed to be a breach of the Agreement by the Company. Once $600 million of capital has been raised the warrant factor shall return to 2.0%.

Accepted and agreed December 15, 1999.








/s/ Robert J. Cooney                              /s/ Keith S. Hynes
------------------------------                    ------------------------------
Robert J. Cooney                                  Maximus Capital Holdings Ltd.

                                   Addendum 2
                             To Employment Agreement
                              Dated August 1, 1999



Whereas, Executive desires to invest his Deferred Hiring Bonus under Section 3.1e of the Employment Agreement in Moore Diversified Strategies, Ltd. from January 1, 2000 to December 31, 2000, and from February 1, 2001 onward in The Ocean Fund Ltd.;

Now, therefore it is hereby agreed that the Executives' Deferred Hiring Bonus under Section 3.1e of the Employment Agreement be invested as described above and that the return from this investment substitute for the fixed return under
Section 3.1e.






/s/ Robert J. Cooney                            /s/ Keith S. Hynes
------------------------------                  ------------------------------
Robert J. Cooney                                Max Re Capital, Ltd.



Dated:   April 12, 2001
         --------------